                                                                   EXHIBIT 10.43

                                                CONFIDENTIAL TREATMENT REQUESTED

                       COLLABORATION AND OPTION AGREEMENT

         THIS COLLABORATION AND OPTION AGREEMENT ("Agreement"), is made and entered into as of March 10, 2005 (the "Effective Date") by and between

         MYMETICS CORPORATION ("MYMETICS"), a company organized under the laws of the state of Delaware in the United States, with a principal place of business at 230 Park Avenue, New York, NY 10169, and with its European Executive Office located at 14, rue de la Colombiere, 1260 Nyon, Switzerland and

         PEVION BIOTECH LTD., a company organized under the laws of Switzerland with a principal place of business at Rehhagstrasse 79, 3018 Berne Switzerland, ("PEVION").

         WHEREAS, PEVION is a company active in the development, manufacturing and commercialization of Virosomes

         WHEREAS, MYMETICS is a company active in the development of vaccines and treatments for AIDS and other retroviruses

         WHEREAS, PEVION and MYMETICS wish to engage in discussions relating to, and exploring the possibilities of a possible research and/or business relationship relating to their technologies

         NOW, THEREFORE, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         1.1 "Affiliate" means, with respect to either Party, any entity controlling, controlled by or under common control with, such Party. For purposes of this definition, "control" of another corporation or entity shall mean when a person or entity (i) owns or directly controls fifty percent (50%) or more of the outstanding voting stock or other ownership interest of the other corporation or entity, (ii) possesses, directly or indirectly the power to manage, direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity, or (iii) has actual control over the management, business and affairs of the corporation or other entity.

         1.2      "PEVION Materials" means [*] as described in exhibit 1.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         1.3 "PEVION Patent Rights" means the patents and patent applications with respect to PEVION Materials listed on
                  Exhibit 2, and any divisional, continuation, or continuation-in-part of such patent applications to the extent the claims are directed to subject matter specifically described therein, as well as any patent issued thereon and any reissue or reexamination of such patent, and any foreign counterparts to such patents and patent applications.

         1.4 "PEVION Technology" means PEVION proprietary technology, PEVION Materials and PEVION Patent Rights.

         1.5 "Confidential Information" means information or material related to a Party's (the "Discloser") information, technology or business, including, without limitation, a formula, pattern, compilation, program, method, technique, process, biological material, gene sequence, data test, model, result or analysis which is disclosed to the other Party (the "Recipient") in connection with this Agreement. PEVION Confidential Information includes, but is not limited to, PEVION's Technology (as defined herein). Project Information (as hereinafter defined) and the existence of this agreement shall be deemed Confidential Information of both Parties. Notwithstanding the foregoing, Confidential Information does not include information that: (1) is now or subsequently becomes generally available to the public through no wrongful act or omission of the Recipient; (2) Recipient can demonstrate it was rightfully in its possession prior to disclosure to Recipient by the Discloser; (3) is independently developed by Recipient without use, directly or indirectly, of any Confidential Information of Discloser, as evidenced by written records; or (4) Recipient rightfully obtains from a third party who has the right to transfer or disclose it.

         1.6      "Effective Date" shall mean the date first written above.

         1.7 "MYMETICS Field" means the prevention of AIDS trough HIV peptide vaccines.

         1.8 "MYMETICS Materials" means the tangible biological materials described in Exhibit 1, as may be amended from time to time by mutual agreement of the Parties.

         1.9 "MYMETICS Patent Rights" means the patent and patent applications with respect to MYMETICS's proprietary technology, and any divisional, continuation, or continuation-in-part of such patent applications to the extent the claims are directed to subject matter specifically described therein, as well as any patent issued thereon and any reissue or reexamination of such patent, and any foreign counterparts to such patents and patent applications. Patents and patent applications related to vaccines are listed in
                  Exhibit 2.

         1.10 "MYMETICS Technology" means MYMETICS's proprietary technology, MYMETICS Materials and MYMETICS Patent Rights.

         1.11 "Project" means the research and development projects described in Exhibit 3. The project is intended to last [*] from delivery of both the PEVION and MYMETICS Materials.

         1.12 "Project Information" means all intellectual property, inventions, conceptions, compositions, materials (in particular PEVION Material combined with MYMETICS Material), methods, processes, know-how, data, information, records, results, studies and analyses generated during the performance of the Project.

         1.13 "Project Patent Rights" means any patent applications which may be filed with respect to Project Information, and any divisional, continuation, or continuation-in-part of such patent applications to the extent the claims are directed to subject matter specifically described therein, as well as any patent issued thereon and any reissue or reexamination of such patent.

         1.14 "Workplan" means the workplan described in Exhibit 3 for the performance of the Project.

                                   ARTICLE 2

                                     PROJECT

         2.1 Delivery of Materials. PEVION shall deliver MYMETICS the combined material (PEVION Material combined with MYMETICS Material) as soon as possible.

         2.2      Limitation of Use. Except as set forth in Section 6,

                  (a) the PEVION Materials may be used by MYMETICS solely for the purpose of performing the Project, and shall be used for no other purpose whatsoever without PEVION's prior written consent.

                  (b) the MYMETICS Materials may be used by PEVION solely for the purpose of performing the Project, and shall be used for no other purpose whatsoever without MYMETICS's prior written consent.

                  (c) the Project Information may be used by MYMETICS and/or PEVION solely for the purpose of performing the Project, and shall be used for no other purpose whatsoever without PEVION's and MYMETICS's prior written consent

         2.3 Performance of Project. The Parties will perform the Project in accordance with the workplan.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         2.4      Reporting.

                  2.4.1 Both Parties shall maintain accurate laboratory data books and notebooks for all Project Information and shall promptly disclose to the other Party any inventions created under the Project.

                  2.4.2 Both Parties shall prepare an interim report covering both PEVION's and MYMETICS's results. Such report shall be communicated to the other party. MYMETICS shall be in charge of the final report as detailed below.

                  2.4.3 Upon completion of the Project, MYMETICS will provide to the Parties a report, setting forth the Project Information. Such report shall include a summary of the research performed under the Project as well as the detailed experimental protocols of such research.

                  2.4.4 MYMETICS shall not be required to disclose any such data that is subject to any confidentiality obligation that MYMETICS has vis-a-vis third parties. In case MYMETICS should be bound by such confidentiality obligation and wants to invoke the right hereabove, PEVION can demand to obtain a copy of the respective confidentiality agreement with the relevant third party.

                                   ARTICLE 3

                          INTELLECTUAL PROPERTY RIGHTS

         3.1 PEVION Technology. The entire rights, title and interest in and to all PEVION Technology is and shall be owned solely and exclusively by PEVION.

         3.2 MYMETICS Technology. The entire rights, title and interest in and to all MYMETICS Technology is and shall be owned solely and exclusively by MYMETICS.

         3.3 Patent Filing and Maintenance. Each Party shall be responsible for filing, prosecuting and maintaining all issued, pending and future applications and registrations for its own intellectual property as far as it is relevant for this Project. Each Party shall bear its own costs for the preparation, prosecution, issuance and maintenance of all applications and registrations for its own intellectual property.

         3.4 Joint Patent Rights Ownership. The entire rights, title and interest in and to PEVION Material combined with MYMETICS Material arising from the Project shall be owned by both parties and filed for patent protection ( whenever appropriate) in the name of MYMETICS and PEVION.

         3.5 Joint Patent Filing and prosecution. MYMETICS shall control the filing and prosecution of any patent within the Project Patent Rights, provided that MYMETICS provides copies of all documents received from any patent office and drafts of all patent prosecution documents relating to the Project Patent Rights to PEVION and allow PEVION patent counsel sufficient time to provide input into such patent prosecution. Neither Party shall be entitled to make any use of the Project Patent Rights for any purpose other than the Project itself (including without limitation any commercial uses or any publication, sale, transfer, assignment or sublicensing of Project Information to a third party).

         3.6 Cooperation. PEVION and MYMETICS shall cooperate fully in the preparation, filing, prosecution, and maintenance of all Project Patent Rights. Such cooperation includes, without limitation, (i) promptly executing all papers and instruments or requiring employees of PEVION or MYMETICS to execute such papers and instruments as reasonable and appropriate so as to enable MYMETICS to file, prosecute, and maintain such Project Patent Rights in any country in the name of MYMETICS; and (ii) promptly informing the other Party of matters that may affect the preparation, filing, prosecution, or maintenance of any such Project Patent Rights (such as becoming aware of an additional inventor who is not listed as an inventor in a patent application). Costs for such Project Patent Rights and prosecutions are covered by MYMETICS.

         3.7 Assignment of joint Patent Rights. Joint Patent Rights will be assigned after filing to MYMETICS.

         3.8 Abandonment of Patent Rights. In the event that MYMETICS desires to abandon any patent or patent application within the Project Patent Rights, it shall provide PEVION with reasonable prior written notice of such intended abandonment or decline of responsibility, and the latter shall have the right, at its expense, to prepare, file, prosecute, and maintain the relevant Project Patent Rights in its sole name. In such event, the abandoning Party shall lose all rights under this Agreement and with respect to such Project Patent Rights in such countries and assign for free such right to the other Party.

         3.9 Term. Sections 3.4, 3.5, 3.6, 3.7 pursuant to this Agreement expire on a patent by patent basis after expiration or termination of this Agreement.

         3.10 Royalties/Milestones for assigment of joint Patent Rights. In return for the assignment and during the filing- and granting procedure of the joint Patent Rights, MYMETICS will pay to PEVION;

                  a) Milestone payments E [*] for the filing of the priority application;

                  b) Milestone payments E [*] for the filing of international/national applications;

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                  c) [*]% on all upfront fees, milestone payments and other monetary considerations (excluding royalties) received by MYMETICS or an Affiliate from a third party; provided that such monetary consideration is attributed to the joint Patent Rights.

                  d) [*]% on all royalties payments received by MYMETICS or an Affiliate from a third party; provided that such monetary consideration is attributed to the joint Patent Rights.

                                   ARTICLE 4

                                     OPTION

         4.1      Option

                  4.1.1 PEVION hereby grants MYMETICS an irrevocable option (the "Option"), exercisable at any time until [*] after MYMETICS has received the results of the [*] as defined by the Workplan (the "Option Expiration Date"), but the latest by [*], to obtain an exclusive world wide license on PEVION Material allowing MYMETICS to use, make, develop and commercialize, directly or through third parties, HIV vaccines using PEVION Material combined with MYMETICS Material.

                  4.1.2 PEVION will be granted exclusive supply rights on PEVION Material combined with MYMETICS material for clinical batches.

                  4.1.3 Until the Option Expiration Date PEVION will not enter into any exclusive supply agreement or transfer any exclusive rights covering the PEVION Technology in MYMETICS Field.

         4.2 Royalties/Milestones Option phase. In return for the Option granted MYMETICS will pay to PEVION;

                  a) Up front payment of E [*] and 100'000 Mymetics Corporation common shares ("Rule 144 restricted");

                  b) [*]% on all upfront fees, milestone payments and other monetary considerations (excluding royalties) received by MYMETICS or an Affiliate from a third party; provided that such monetary consideration is attributed to the use of PEVION's Technology;

                  c) [*]% on all royalties payments received by MYMETICS or an Affiliate from a third party; provided that such monetary consideration is attributed to the use of PEVION's Technology.

         4.3 Exercise of Option. In the event that MYMETICS wishes to exercise the Option, it shall deliver to PEVION prior to the Option Expiration Date a letter notifying PEVION of MYMETICS's decision to exercise such Option. Upon delivery of such notice to PEVION, a License Agreement will go into effect immediately and without further action on the part of either Party.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         4.4 No Exercise of Option. In the event MYMETICS does not exercise the Option prior to the Option Expiration Date or notifies PEVION in writing earlier of its intention not to exercise the Option or the Parties didn't succeed in concluding a supply agreement, the Option shall terminate. In the event of termination of the Option pursuant to Section 4.4, both Parties shall be entitled to use the Project Information and or Project Patent Rights on their own from this point in time onwards. In this case any third party involvement based upon the Project Information and or Project Patent Rights shall require the Parties' written agreement.

                                   ARTICLE 5

                                     LICENSE

         5.1      License.

                  5.1.1 PEVION hereby grants MYMETICS, after exercising the Option, an exclusive worldwide License on PEVION Material in MYMETICS Field, allowing MYMETICS to use, make, develop and commercialize directly or through third-parties HIV vaccines using PEVION Material combined with MYMETICS Material.

                  5.1.2 PEVION will be granted exclusive supply rights on PEVION Material combined with MYMETICS material for clinical batches.

                  5.1.3 In case PEVION can not guarantee the further supply of MYMETICS with PEVION Material combined with MYMETICS Material, based on the Supply Agreement, it will grant MYMETICS a exclusive license to use, make and sell PEVION Material in the MYMETICS Field.

                  5.1.4 The terms and conditions of said supply agreement are to be negotiated in good faith by MYMETICS and PEVION during the [*] following the Option Expiration Date.

         5.2 Royalties/Milestones License. In return for the License granted MYMETICS will pay to PEVION;

                  a) Up front payment of E [*] and [*] of Mymetics Corporation common shares ("Rule 144 restricted")

                  b) [*]% on all upfront fees, milestone payments and other monetary considerations (excluding royalties) received by MYMETICS or an Affiliate from a third party; provided that such monetary consideration is attributed to the use of PEVION's Technology.

                  c) [*]% on all royalties payments received by MYMETICS or an Affiliate from a third party; provided that such monetary consideration is attributed to the use of PEVION's Technology.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                  d) The terms of the license are subject to re-negotiations, in the event that MYMETICS will develope HIV vaccines using PEVION Material combined with MYMETICS Material by itself beyond clinical Phase I .

         5.3 License Agreement. The license agreement has to be signed [*] following the Date of exercising the Option.

                                   ARTICLE 6

                                 CONFIDENTIALITY

         6.1 Nondisclosure. Except as specifically authorized in this Agreement or as has been specifically authorized by Disclosing Party in writing, Recipient shall not reproduce, exploit, use, distribute, disclose or otherwise disseminate the disclosed Confidential Information and shall not take any action causing, or fail to take any reasonable action necessary to prevent any, Confidential Information disclosed to Recipient to lose its character of Confidential Information. Upon expiration or termination of this Agreement, or upon request by Discloser, Recipient shall promptly deliver to Discloser all Confidential Information of Discloser and all embodiments and/or copies thereof then in its custody, control or possession and shall deliver within four weeks after such expiration or termination or destroy such Discloser's Confidential Information, and deliver to Discloser within six weeks of such notice a written statement signed by an officer of Recipient certifying that all unused or remaining Discloser's Confidential Information have been or destroyed.

         6.2 Ownership. All Confidential Information disclosed by Disclosing Party shall remain the property of Discloser and no license or other right to such information is granted or implied hereby, other than such rights as are expressly set out in this Agreement.

         6.3 Disclosure to Employees. Recipient agrees that access to Confidential Information will be limited to those employees or other authorized representatives of Recipient who: (1) need to know such Confidential Information in order to conduct their work in connection with the Project and (2) have signed agreements with Recipient obligating them to maintain the confidentiality of Confidential Information disclosed to them on terms no less onerous than those provided for herein. Recipient further agrees to inform such employees or authorized representatives of the confidential nature of Disclosing Party's Confidential Information and agrees to take all reasonably necessary steps to ensure that the terms of this Agreement are not violated by them.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         6.4 Disclosure to Collaborators. Notwithstanding the foregoing provisions of this Section 5 the Recipient may disclose Project Information to third party collaborators, who have a need to know such information to further Recipient's rights under this Agreement; provided however, that any such disclosure by Recipient of Project Information that is Confidential Information shall require that Recipient shall have obtained from such third parties a written agreement regarding obligations of confidentiality and appropriate use restrictions comparable to and consistent with those set forth herein, and provided that such Parties shall agree not to further disclose such Confidential Information. Nothing herein will be interpreted to permit Recipient to grant such third party collaborators any rights granted to Recipient under this Agreement.

         6.5 Publication of Project Information. Unless agreed to in writing by the other Party, neither Party shall publish or present any Project Information prior to the filing of a patent application relating to the Project Information pursuant to section 3.3. Subject to the foregoing and the restrictions provided below, either Party may publish or present Project Information, subject to the prior review by the other Party for patentability and protection of such Project Information. Each Party shall provide to the other Party the opportunity to review any proposed abstracts, manuscripts or summaries of presentations which cover Project Information and give comments in writing promptly and in no event later than thirty (30) days after receipt of the proposed material with either approval of the proposed material or a specific statement of concern, based upon either the need to seek patent protection or concern regarding competitive disadvantage arising from the proposal. In the event of concern, the submitting Party agrees not to submit such publication or to make such presentation that contains such information until the other Party is given a reasonable period of time (not to exceed ninety (90) days from first receipt of publication or presentation) to seek patent protection for any material in such publication or presentation which it believes is patentable or to resolve any other issues. Publication relating to the Project Information are expected to be joint publications. If this is not intended, the Party intending the publication will acknowledge the other Party as the source of technology and information relating to Project Information, subject to section 10.1.

         6.6 Term. Recipient's duty to protect Discloser's Confidential Information pursuant to this Agreement expires ten (10) years from the date of disclosure of the Confidential Information.

                                   ARTICLE 7

                              CONTROL OF MATERIALS

         7.1 Control of PEVION Materials. MYMETICS shall not transfer the PEVION Materials or PEVION Materials combined with MYMETICS Material to, or permit access to the PEVION Materials or PEVION Materials combined with MYMETICS Material by, any third party without prior written approval of PEVION. MYMETICS shall not use and/or exploit the PEVION Materials or PEVION Materials combined with MYMETICS Material for any purpose other than as set forth in the Workplan. For the purposes hereof, "third parties" shall not include those Affiliate, corporate partners, employees and consultants of MYMETICS who will be involved in the handling, testing and/or evaluation of PEVION Materials or PEVION Materials combined with MYMETICS Material as part of the Project. The PEVION Materials shall remain the property of PEVION. Upon termination of this Agreement, MYMETICS shall discontinue its use of all PEVION Materials, with respect to which it has not exercised its option pursuant to Article 4, and shall, upon the written request of PEVION, either return any such unused or remaining PEVION Materials to PEVION or destroy such PEVION Materials, and deliver to PEVION within 14 days of such notice a written statement signed by an officer of MYMETICS certifying that all unused or remaining PEVION Materials have been returned to PEVION or destroyed.

         7.2 Control of MYMETICS Materials. PEVION shall not transfer the MYMETICS Materials to, or permit access to the MYMETICS Materials by, any third party without prior written approval of MYMETICS. PEVION shall not use and/or exploit the MYMETICS Materials for any purpose other than as set forth in the Workplan. For the purposes hereof, "third parties" shall not include those Affiliate, corporate partners, employees and consultants of PEVION who will be involved in the handling, testing and/or evaluation of MYMETICS Materials as part of the Project. The MYMETICS Materials shall remain the property of MYMETICS. Upon termination of this Agreement, PEVION shall discontinue its use of all MYMETICS Materials, with respect to which it has not exercised its option pursuant to Article 4, and shall, upon the written request of MYMETICS, either return any such unused or remaining MYMETICS Materials to MYMETICS or destroy such MYMETICS Materials, and deliver to MYMETICS within 14 days of such notice a written statement signed by an officer of PEVION certifying that all unused or remaining MYMETICS Materials have been returned to MYMETICS or destroyed.

         7.3 Costs of R&D. PEVION will be compensated for the salaries and wages of all research and development personnel and their consumable items, together with overheads attributable to the research and development program involved in the Project.

           Up-front payments for the products needed in the rabbits program   [*]    E [*],-
           Milestone payments at the end of the rabbit program                [*]    E [*],-
           Up-front payments for the products needed in the macaques program  [*]    E [*],-
           Milestone payments at the end of the macaque  program              [*]    E [*],-
           Peptide Antigen (non GMP)                                          [*]    [*]

                                   ARTICLE 8

                     WARRANTY, REPRESENTATIONS AND LIABILITY

         8.1 No Warranty. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT THE PEVION MATERIALS ARE BEING SUPPLIED WITH NO WARRANTIES, EXPRESS OR IMPLIED, AND PEVION EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON INFRINGEMENT. PEVION MAKES NO REPRESENTATION THAT THE USE OF THE PEVION MATERIALS WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTY. However to the best of PEVION's knowledge, the use of the PEVION's Technology in connection with the business of MYMETICS as contemplated herein does not conflict with, misappropriate, or infringe the intellectual property rights of any third party.

         8.2 Representations. Each Party hereby represents and warrants to the other Party as follows:

                  8.2.1 It is a corporation duly organized and validly existing under the laws of its state or other jurisdiction of incorporation or formation;

                  8.2.2 It has the legal power and authority to execute and deliver this Agreement, and to perform its obligations hereunder; its activities related to the Project are subject to insurance coverage;

                  8.2.3 No authorization, consent or approval of any governmental authority or third Party is required for the execution, delivery or performance by it of this Agreement, and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such Party; and

                  8.2.4 It shall comply with all applicable local, state, national, regional and governmental laws and regulations relating to its activities under this Agreement.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         8.3 Care in Use of PEVION Materials. MYMETICS acknowledges that the PEVION Materials are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of such PEVION Materials.

         8.4 Hold Harmless. In no event shall PEVION be liable for any use by MYMETICS of the PEVION Materials. MYMETICS shall defend, indemnify and hold PEVION harmless from and against any third-party claims, demands or actions and liabilities, cost and expenses arising therefrom which result from MYMETICS's use, handling, storage, transportation, disposition and containment of the PEVION Materials (a "Claim") except to the extent such Claim result from the negligence or willful misconduct of PEVION. If PEVION receives notice of any Claim, PEVION shall, as promptly as is reasonably possible, give MYMETICS notice of such Claim; provided, however, that failure to give such notice promptly shall only relieve MYMETICS of any indemnification obligation it may have hereunder to the extent such failure diminishes the ability of MYMETICS to respond to or to defend PEVION against such Claim. PEVION and MYMETICS shall consult and cooperate with each other regarding the response to and the defense of any such Claim and MYMETICS shall, upon its acknowledgment in writing of its obligation to indemnify PEVION, be entitled to and shall assume the defense or represent the interests of PEVION in respect of such Claim, that shall include the right to select and direct legal counsel and other consultants to appear in proceedings on behalf of PEVION and to propose, accept or reject offers of settlement, all at its sole cost; provided, however, that no such settlement shall be made without the written consent of PEVION, such consent not to be unreasonably withheld. Nothing herein shall prevent PEVION from retaining its own counsel and participating in its own defense at its own cost and expense.

         8.5 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF OR IS OTHERWISE ON NOTICE OF SUCH POSSIBILITY.

         8.6 Handling of PEVION Materials. MYMETICS shall use, handle, store, transport, dispose of and contain the PEVION Materials in compliance with all applicable laws and regulations. MYMETICS agrees not to use the PEVION Materials in research or clinical testing on humans, such research or clinical testing on human being carried out only with the Project Information.

         8.7 MYMETICS Material. PEVION hereby undertakes to apply sections 8.3, 8.4 and 8.6 to MYMETICS Material mutatis mutandis.

                                   ARTICLE 9

                                TERM OF AGREEMENT

         9.1 Term. Unless earlier terminated or extended by the mutual written agreement of the Parties, this Agreement shall be effective as of the Effective Date and shall continue in effect until the Option Expiration Date. Sections 2.2, 3, 4, 5, 6, 7, 9, 10.5 and 10.6 of this Agreement shall survive the expiration or termination of this Agreement and remain in full force and effect. Each Party shall have the right to terminate this Agreement in the event of a breach by the other Party of any material obligation hereunder, unless the breaching Party shall have cured the breach within thirty (30) days following notice thereof from the non-breaching Party.

         9.2 Bankruptcy. In the event any Party becomes the subject of a voluntary or involuntary petition in bankruptcy, such Party shall immediately notify the other Party in writing. If such petition is not dismissed with prejudice within one hundred twenty (120) days after filing, the other Party shall have the right to terminate this Agreement by giving the bankrupting Party written notice. Termination of this Agreement pursuant to this Section 9 shall be effective upon the bankrupting Party' receipt of such written notice.

                                   ARTICLE 10

                               GENERAL PROVISIONS

         10.1 Publicity. Except as may otherwise be required by law or regulation, neither Party shall make any public announcement, directly or indirectly, concerning the existence or terms of this Agreement or the subject matter hereof without first submitting a copy of the proposed announcement to the other Party for review and obtaining the approval of the other Party. The other Party shall have seven (7) business days or such other time as mutually agreed upon to consent to the publication of such announcement, such consent not to be unreasonably withheld. If either Party is required by law or regulation to make a public announcement concerning the existence or terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and comment.

         10.2 Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any prior agreements, negotiations or representations between the Parties with respect to the subject matter hereof, whether written or oral. This Agreement may be modified only by a subsequent written agreement signed by the Parties. If any provision of this Agreement is held to be unenforceable, the remaining provisions shall continue unaffected.

         10.3 Agency. The Parties do not intend that any agency or partnership relationship be created between them by this Agreement.

         10.4 Assignment. Neither Party shall assign this Agreement without the prior written consent of the other Party in particular neither Party may assign this Agreement to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates.

         10.5 Governing Law. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the internal laws of Switzerland, without giving effect to the principles of conflict of law thereof.

         10.6 Consent to Jurisdiction. The parties hereto hereby irrevocably attorn to the exclusive jurisdiction of the Courts of Bern (Switzerland) in any action or proceeding arising to this Agreement.

         10.7 English Version. The parties hereby represent, warrant, acknowledge and agree that: (i) they have agreed that this Agreement be drawn up in the English language; and (ii) the English version of this Agreement shall govern for all purposes.

         10.8 Severability. If one or more provisions of this Agreement is or becomes invalid or unenforceable in whole or in part in any jurisdiction, the validity of the remaining provisions of this Agreement shall not be affected. The parties hereto undertake to replace any such invalid provision without delay with a valid provision which as nearly as possible duplicates the economic intent of the invalid provision.

         10.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

         10.10 Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, three (3) days after deposit if sent by certified mail, postage prepaid, return receipt requested, or the day after delivery to a recognized overnight courier, to the following addresses:

If to MYMETICS:                    If to PEVION:
MYMETICS Corporation,              PEVION Ltd.
14, rue de la Colombiere,          Rehhagstrasse 79
1260 Nyon, Switzerland             3018 Bern, Switzerland
Att: CEO                           Att: COO

         10.11 Waiver. A Party's failure to exercise or enforce any right or provision of the Agreement shall not constitute a waiver of such right or provision.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed below.

MYMETICS                                            PEVION LTD.

By:                                                 By:
     --------------------------                         -----------------------
           (Signature)                                         (Signature)

Christian Rochet                                    Peter Klein
President and CEO                                   CEO

(Date)                                              (Date)



By:                                                 By:
     --------------------------                         -----------------------
           (Signature)                                         (Signature)

Ernst Lubke                                         Thomas Stauffer
CFO                                                 COO

(Date)                                              (Date)

                                    EXHIBIT 1

                                PEVION MATERIALS

                                       [*]


                               MYMETICS MATERIALS

[*]

PEVION's and MYMETICS's Representatives will agree on the amounts of MATERIALS necessary to perform the Project under this agreement.


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT 2

                             PEVION'S PATENT RIGHTS

[*]

PEVION's Patent Rights are subject to MYMETICS's due diligence. PEVION hereby agrees to cooperate as seems reasonably practical to MYMETICS' due diligence by providing information.

                             MYMETICS' PATENT RIGHTS

[*]



* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT 3

                       TIME TABLE/WORKPLAN PEVION/MYMETICS

[*]

DC\ 7010194.1


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.